Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Fourth Quarter 2015 Results

MELVILLE, N.Y., February 16, 2016—FalconStor Software®, Inc. (NASDAQ: FALC), a market leader in software-defined storage, today announced financial results for its fourth quarter ended December 31, 2015.

"Our strategy for 2015 was to launch our flagship product FreeStor® and execute upon a three-pronged, go-to-market plan which included OEMs, Managed and Cloud Service Providers and enterprise customers. We believe we over-achieved our go-to-market objectives which have resulted in adoption and accolades for the FreeStor product,” said Gary Quinn, President and Chief Executive Officer. “We continue to deliver improved go-to-market metrics while innovating more and increasing the demand and awareness in the marketplace for FreeStor. We believe 2015 was the end of the transition for the Company and 2016 will begin to provide the results of an emerging software-defined storage leader."

Financial Highlights:

•	Total revenue for the fourth quarter was $9.4 million compared with revenue of $9.7 million in the third quarter of 2015 and compared with $11.8 million in the fourth quarter of 2014.

•
Total bookings for the fourth quarter increased 14% to $10.0 million compared with $8.8 million in the third quarter of 2015, and compared with $13.6 million in the fourth quarter of 2014. On a constant currency basis our fourth quarter 2015 bookings totaled $10.5 million compared with $9.3 million in the third quarter of 2015.

•
In the fourth quarter of 2015 approximately 80% of our total bookings were ratable as compared with 81% in the fourth quarter of 2014.  For all of fiscal 2015, approximately 81% of our total bookings were ratable compared with 77% in fiscal year 2014.

•
In the fourth quarter of 2015 approximately 49% of our total product bookings were ratable compared with 57% in the fourth quarter of 2014.  For all of fiscal 2015, approximately 56% of our total product bookings were ratable compared with 46% in fiscal year 2014.

•
Our deferred revenue balance as of December 31, 2015 increased 2% compared with December 31, 2014 when excluding the impact of our joint-development agreement. Our deferred revenue balance as of December 31, 2015 sequentially increased 4% compared with September 30, 2015.

•	The Company closed the quarter with $13.4 million of cash, cash equivalents and marketable securities, compared with $21.8 million at December 31, 2014.

•
Non-GAAP operating expenses decreased 9% compared with the third quarter of 2015 and 25% when compared with the fourth quarter of 2014. Those non-GAAP expenses totaled $10.7 million in the fourth quarter of 2015, compared with non-GAAP expenses of $11.8 million in the third quarter of 2015 and non-GAAP expenses of $14.0 million in the fourth quarter of 2014.

•	Non-GAAP gross margins were 77% in the fourth quarter of 2015, compared with non-GAAP gross margins of 75% in the third quarter of 2015 and 78% in the fourth quarter of 2014.

Business Highlights:

•
During the quarter, FreeStor was named “2015 Product of the Year” by the SVC Awards (Virtualization/ Software-Defined Storage) and was the “2015 Storage Company of the Year” runner-up. FreeStor was the “2015 SDS Product of the Year” by DoIT, as well as the “2015 SDS Product of the Year” by ZDNet. Finally, FreeStor was the “2015 SDS Product of the Year” by IT168.com.  FreeStor is also in consideration for additional awards to be announced in February and March 2016.

•
During the quarter the Company announced the addition of industry leaders from the analyst community with Jimmie Chang - Director Marketing Asia along with the addition of Farid Yavari a visionary and architect for storage from eBay.  These additions are a tribute to the success that FreeStor is achieving and the belief that the future of software-defined storage resides in the future of FreeStor.

•	The Company was present and speaking at numerous events throughout the globe: VMworld Barcelona, Oracle OpenWorld, OpenStack - Tokyo, Gartner Symposium and Gartner DC Conference.

•	The Company announced the availability of its OpenStack Cinder driver to bring the FreeStor offering to the open source community.

•
The Company continues to increase the awareness and demand for the FreeStor offering with new indicators from TrendKite showing that FreeStor and the Company enjoyed a 65% year-over-year increase in press and media coverage.  FreeStor and the Company's “Share of Voice” increased by 145% relative to key competitors according to TrendKite, as well as a 176% year-over year increase in brand awareness according to Nielsen Ratings.

Financials

Total revenue for the fourth quarter of 2015 was $9.4 million compared with $11.8 million in the same period a year ago. GAAP loss from operations for the fourth quarter of 2015 was $2.0 million, compared with $2.3 million for the fourth quarter of 2014. Included in our operating results for the three months ended December 31, 2015 and 2014 was $0.8 million and $0.3 million of share-based compensation expense, respectively. In addition, included in our operating results for the three months ended December 31, 2014 was $0.1 million of restructuring costs and a benefit of $0.2 million in investigation and litigation costs. GAAP net loss for the quarter was $1.9 million compared with $2.5 million for the same period a year ago. Included in our net loss for the three months ended December 31, 2015 and 2014 was an income tax benefit of less than $0.1 million and an income tax provision of less than $0.1 million, respectively. GAAP net loss attributable to common stockholders for the fourth quarter of 2015, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of Series A redeemable convertible preferred stock dividends, was $2.3 million, or $0.06 per diluted share, compared with $2.8 million, or $0.06 per diluted share, for the same period a year ago.

Non-GAAP loss from operations was $1.3 million for the fourth quarter of 2015, compared with $2.2 million for the same period a year ago. Non-GAAP net loss was $1.2 million, or $0.03 per diluted share, in the fourth quarter of 2015, compared with $2.4 million, or $0.05 per diluted share, in the fourth quarter of 2014. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs and the effects of our Series A redeemable convertible preferred stock.

Total revenue for the twelve months ended December 31, 2015 was $48.6 million compared with $46.3 million in the same period a year ago. Included in total revenue for the twelve months ended December 31, 2015 and 2014 was $11.3 million and $0.7 million of revenue associated with our joint-development agreement. GAAP loss from operations for the twelve months ended December 31, 2015 was $1.3 million, compared with $6.1 million for the twelve months ended December 31, 2014. Our operating results for the twelve months ended December 31, 2014, benefited from a litigation settlement of $5.3 million associated with our then outstanding lawsuit with the estate of our former Chief Executive Officer, as compared with expense of less than $0.1 million during the same period in 2015. Also included in the operating results for the twelve months ended December 31, 2015 and 2014 were; (i) $1.9 million and $1.5 million of share-based compensation expense, respectively; and (ii) $0.2 million and $1.1 million, respectively, of restructuring costs. GAAP net loss for the twelve months ended December 31, 2015 was $1.9 million compared with $7.2 million for the same period a year ago. Included in our net loss for the twelve months ended December 31, 2015 and 2014 was an income tax provision of $0.4 million and $0.5 million, respectively. GAAP net loss attributable to common stockholders for the twelve months ended December 31, 2015 and 2014 was $3.3 million, or $0.08 per diluted share, compared with $8.5 million, or $0.18 per diluted share, for the same period a year ago.

Non-GAAP income from operations was $0.8 million for the twelve months ended December 31, 2015, compared with a non-GAAP loss from operations of $8.9 million for the same period a year ago. Non-GAAP net income was $0.2 million, or $0.00 per diluted share, for the twelve months ended December 31, 2015, compared with a non-GAAP net loss of $10.0 million, or $0.22 per diluted share, for the twelve months ended December 31, 2014.

The Company closed the quarter with $13.4 million in cash, cash equivalents and marketable securities. Cash flow used in operations for the twelve months ended December 31, 2015 was $6.3 million compared with cash flow provided by operations of $0.5 million during the same period in 2014. Deferred revenue at December 31, 2015 was $25.7 million, compared with $36.5 million at December 31, 2014. Deferred revenue at December 31, 2014 included $11.3 million of deferred revenue related to our joint development agreement.

Conference Call
The Company will host a conference call to discuss its financial results on Tuesday, February 16, 2016 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-278-8465
International: +1-913-312-1296
Conference ID: 7408796

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.
https://falconstor.webex.com/falconstor/j.php?RGID=r6c6a38ad63b2fb356c87ed9ffff363bd
Meeting: FalconStor Q4 2015 Earnings
Meeting password: Q4numbers15
Meeting Number: 769 384 711

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning February 16th at 7:30 p.m. EDT through 7:30 p.m. EDT on February 23rd. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 7408796.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, and (iv) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor® Software, Inc. (NASDAQ: FALC) is a leading software-defined storage company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business.  We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,013,382	$10,873,891
Marketable securities	7,420,042	10,900,722
Accounts receivable, net	6,635,262	8,898,680
Prepaid expenses and other current assets	1,742,668	1,596,916
Inventory	70,534	352,493
Deferred tax assets, net	205,816	316,586
Total current assets	22,087,704	32,939,288
Property and equipment, net	1,565,932	2,147,188
Deferred tax assets, net	110,060	7,503
Software development costs, net	1,116,816	1,508,517
Other assets, net	1,139,377	1,373,964
Goodwill	4,150,339	4,150,339
Other intangible assets, net	256,137	196,037
Total assets	$30,426,365	$42,322,836
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,005,944	$1,266,504
Accrued expenses	6,783,514	6,939,198
Deferred tax liabilities, net	89,343	23,307
Deferred revenue, net	16,553,519	23,380,012
Total current liabilities	24,432,320	31,609,021
Other long-term liabilities	735,089	630,444
Deferred tax liabilities, net	27,069	226,443
Deferred revenue, net	9,122,289	13,097,215
Total liabilities	34,316,767	45,563,123
Commitments and contingencies
Series A redeemable convertible preferred stock	7,818,554	7,230,941
Total stockholders' deficit	(11,708,956)	(10,471,228)
Total liabilities and stockholders' deficit	$30,426,365	$42,322,836

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Product revenue	$3,470,274	$4,566,976	$24,847,724	$17,723,000
Support and services revenue	5,925,026	7,226,933	23,723,267	28,550,515
Total revenue	9,395,300	11,793,909	48,570,991	46,273,515
Cost of revenue:
Product	323,843	683,976	1,942,985	2,791,950
Support and service	1,863,312	1,972,358	7,739,149	7,838,766
Total cost of revenue	2,187,155	2,656,334	9,682,134	10,630,716
Gross profit	$7,208,145	$9,137,575	$38,888,857	$35,642,799
Operating expenses:
Research and development costs	3,059,879	2,965,359	12,787,606	12,452,528
Selling and marketing	4,216,300	6,409,467	18,021,989	24,426,438
General and administrative	1,971,790	2,209,295	9,181,289	9,105,545
Investigation, litigation, and settlement related (benefits) costs	—	(231,214)	8,842	(5,417,925)
Restructuring costs	—	89,746	172,995	1,135,310
Total operating expenses	9,247,969	11,442,653	40,172,721	41,701,896
Operating loss	(2,039,824)	(2,305,078)	(1,283,864)	(6,059,097)
Interest and other income (loss), net	70,014	(157,635)	(269,954)	(642,633)
Loss before income taxes	(1,969,810)	(2,462,713)	(1,553,818)	(6,701,730)
(Benefit) provision for income taxes	(28,193)	45,858	375,543	510,091
Net loss	$(1,941,617)	$(2,508,571)	$(1,929,361)	$(7,211,821)
Less: Accrual of Series A redeemable convertible preferred stock dividends	196,727	186,904	765,203	747,616
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	156,670	131,541	587,613	493,363
Net loss attributable to common stockholders	$(2,295,014)	$(2,827,016)	$(3,282,177)	$(8,452,800)
Basic net loss per share attributable to common stockholders	$(0.06)	$(0.06)	$(0.08)	$(0.18)
Diluted net loss per share attributable to common stockholders	$(0.06)	$(0.06)	$(0.08)	$(0.18)
Weighted average basic shares outstanding	41,356,757	44,008,043	41,093,644	46,265,225
Weighted average diluted shares outstanding	41,356,757	44,008,043	41,093,644	46,265,225

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP loss from operations	$(2,039,824)	$(2,305,078)	$(1,283,864)	$(6,059,097)
Non-cash stock option expense (1)	756,430	260,410	1,929,377	1,466,183
Legal related (benefits) costs (3)	—	(231,214)	8,842	(5,417,925)
Restructuring costs (4)	—	89,746	172,995	1,135,310
Non-GAAP (loss) income from operations	$(1,283,394)	$(2,186,136)	$827,350	$(8,875,529)

GAAP net loss attributable to common stockholders	$(2,295,014)	$(2,827,016)	$(3,282,177)	$(8,452,800)
Non-cash stock option expense, net of income taxes (2)	756,430	260,410	1,929,377	1,466,183
Legal related (benefits) costs (3)	—	(231,214)	8,842	(5,417,925)
Restructuring costs (4)	—	89,746	172,995	1,135,310
Effects of Series A redeemable convertible preferred stock (5)	353,397	318,445	1,352,816	1,240,979
Non-GAAP net (loss) income	$(1,185,187)	$(2,389,629)	$181,853	$(10,028,253)

GAAP gross margin	77%	77%	80%	77%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	77%	78%	80%	77%

GAAP gross margin - Product	91%	85%	92%	84%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	91%	85%	92%	84%

GAAP gross margin - Support and Service	69%	73%	67%	73%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	69%	73%	68%	73%

GAAP operating margin	(22%)	(20%)	(3%)	(13%)
Non-cash stock option expense (1)	8%	2%	4%	3%
Legal related (benefits) costs (3)	0%	(2%)	0%	(12%)
Restructuring costs (4)	0%	1%	0%	2%
Non-GAAP operating margin	(14%)	(19%)	2%	(19%)

GAAP Basic EPS	$(0.06)	$(0.06)	$(0.08)	$(0.18)
Non-cash stock option expense, net of income taxes (2)	0.02	0.01	0.05	0.03
Legal related (benefits) costs (3)	0.00	(0.01)	0.00	(0.12)
Restructuring costs (4)	0.00	0.00	0.00	0.02
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.03	0.03
Non-GAAP Basic EPS	$(0.03)	$(0.05)	$0.00	$(0.22)

GAAP Diluted EPS	$(0.06)	$(0.06)	$(0.08)	$(0.18)
Non-cash stock option expense, net of income taxes (2)	0.02	0.01	0.04	0.03
Legal related (benefits) costs (3)	0.00	(0.01)	0.00	(0.12)
Restructuring costs (4)	0.00	0.00	0.00	0.02
Effects of Series A redeemable convertible preferred stock (5)	0.01	0.01	0.03	0.03
Non-GAAP Diluted EPS	$(0.03)	$(0.05)	$0.00	$(0.22)

Weighted average basic shares outstanding (GAAP and as adjusted)	41,356,757	44,008,043	41,093,644	46,265,225
Weighted average diluted shares outstanding (GAAP)	41,356,757	44,008,043	41,093,644	46,265,225
Weighted average diluted shares outstanding (as adjusted)	41,356,757	44,008,043	42,906,072	46,265,225

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cost of revenues - Product	$—	$—	$—	$—
Cost of revenues - Support and Service	18,419	16,297	98,776	91,197
Research and development costs	577,355	59,924	806,348	282,416
Selling and marketing	60,632	47,506	285,787	327,694
General and administrative	100,024	136,683	738,466	764,876
Total non-cash stock based compensation expense	$756,430	$260,410	$1,929,377	$1,466,183

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and twelve months ended December 31, 2015 and 2014, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses/gains in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.